                                                                  Exhibit 99.T3A

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                           --------------------------


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

     "CELLULAR COMMUNICATIONS OF PUERTO RICO, INC.", A DELAWARE CORPORATION,

     WITH AND INTO "CORECOMM INCORPORATED" UNDER THE NAME OF "CELLULAR COMMUNICATIONS OF PUERTO RICO, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE FIRST DAY OF SEPTEMBER, A.D. 1998, AT 4:01 O'CLOCK P.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.


                                              /s/ Edward J. Freel
                       SEAL                  -----------------------------------
                                             Edward J. Freel, Secretary of State

2705605  8100M                                           AUTHENTICATION: 9282361

981342096                                                         DATE: 09-01-98

                      CERTIFICATE OF OWNERSHIP AND MERGER

                                    MERGING

                           CELLULAR COMMUNICATIONS OF

                               PUERTO RICO, INC.

                                      INTO

                             CORECOMM INCORPORATED



-----------------------------------------------------------------------------

                    Pursuant to Sections 103 and 253 of the
                General Corporation Law of the State of Delaware

-----------------------------------------------------------------------------


     CoreComm Incorporated, a Delaware corporation (the "Corporation"), does hereby certify:

     FIRST: The Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware.

     SECOND: The Corporation owns 100% of the outstanding shares of each class of the capital stock of Cellular Communications of Puerto Rico, Inc., a Delaware corporation (the "Subsidiary").

     THIRD: The Board of Directors of the Corporation, by resolutions duly adopted at a meeting held on July 21, 1998 (true and correct copies of which are attached hereto as Exhibit A), has authorized the merger of the Subsidiary with and into the Corporation (the "Merger"). Such resolutions have not been modified or rescinded and are in full force and effect on the date hereof.

     FOURTH: The Corporation shall be the surviving corporation of the Merger (the "Surviving Corporation").




                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 04:01 PM 09/01/1998
                                                           981342096 - 2939201

     FIFTH: At the effective time of the Merger the name of the Surviving Corporation shall be changed to Cellular Communications of Puerto Rico, Inc.

     IN WITNESS WHEREOF, CoreComm Incorporated caused this Certificate of Ownership and Merger to be executed in its corporate name this 1st day of September, 1998.

                                        CORECOMM INCORPORATED



                                        By: /s/ Richard J. Lubasch
                                            ----------------------
                                        Name: Richard J. Lubasch
                                        Title: Secretary

                                  EXTRACT FROM
                             RESOLUTIONS ADOPTED ON
                                 JULY 21, 1998
                          BY THE BOARD OF DIRECTORS OF
                             CORECOMM INCORPORATED
                              (THE "CORPORATION")

     RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized and directed to cause the formation of Cellular Communications of Puerto Rico, Inc. (the "Subsidiary"), as a wholly owned subsidiary of the Corporation under and pursuant to the laws of the State of Delaware; that the Subsidiary shall be merged with and into the Corporation (the "Merger") and the Corporation shall be the surviving corporation (the "Surviving Corporation") of the Merger; that in connection with the Merger the Surviving Corporation shall change its name to Cellular Communications of Puerto Rico, Inc.; that, from and after the effective time of the Merger, the certificate of incorporation of the Corporation shall be the certificate of incorporation of the Surviving Corporation, the bylaws of the Corporation shall be the bylaws of the Surviving Corporation, the officers and directors of the Corporation shall be the officers and directors of the Surviving Corporation, the outstanding common stock and other securities of the Corporation shall remain outstanding as the common stock and other securities of the Surviving Corporation and the outstanding common stock of the Subsidiary shall be cancelled; that the proper officers of the Corporation be, and each of them hereby is, authorized and directed, in the name and on behalf of the Corporation, to prepare and execute a Certificate of Ownership and Merger and to cause such Certificate of Ownership and Merger to be filed with the Secretary of state of the State of Delaware pursuant to Sections 103 and 253 of the General Corporation Law of the State of Delaware; and that the Merger shall be effective at the time stated in such Certificate of Ownership and Merger; and further

     RESOLVED, that, upon the effectiveness of the Merger, the proper officers of the Corporation be, and each of them individually hereby is, authorized, empowered and directed to prepare or cause to be prepared forms of (i) a certificate to evidence shares of common stock of the Corporation, par value $0.01 per share ("Common Stock"), and (ii) a certificate to evidence the Series A Junior participating Preferred Stock stated value $1.00 per share ("Junior Preferred Stock") in each case reflecting the changes in corporate name resulting from the Merger that such forms of Common Stock certificate and Series A Preferred Stock certificate (together, the "Certificates") shall be adopted, to the same extent as if presented to and adopted by the Board of Directors at this meeting, provided that a copy thereof be affixed to these minutes by the Secretary or Assistant Secretary; that the proper officers of the Corporation be, and each of them individually hereby is, authorized, empowered and directed to execute the Certificates; that any or all of such signatures on the Certificates may be facsimile signatures; and that in case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon the Certificates shall have ceased to be such officer, transfer agent or registrar before the issuance thereof, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue; and further

         RESOLVED, that, upon the effectiveness of the Merger, the proper officers of the Corporation be, and each of them individually hereby is, authorized, empowered and directed to prepare or cause to be prepared a corporate seal, reflecting the change in corporate name resulting from the Merger, that such corporate seal shall be adopted, to the same extent as if presented to and adopted by the Board of Directors at minutes by the Secretary or Assistant Secretary; and further

         RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized and directed to prepare, execute, deliver and file or cause to be prepared, executed, delivered and filed any and all documents and to take any and all actions with federal, state, local and foreign authorities and with Nasdaq, as they or any of them may deem necessary or appropriate to effect the corporate name change and Merger contemplated by the foregoing resolutions and to carry out fully the purpose and intent of such resolutions; and further

         RESOLVED, that all actions heretofore taken by any officer or director of the Corporation and Cellular Communications of Puerto Rico, Inc. in connection with the matters contemplated by the foregoing resolutions be, and they hereby are, approved, adopted, ratified, confirmed and accepted in all respects.

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FIELD 08:33 AM 11/10/1997
                                                          971382575 - 2705605

             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                            AND OF REGISTERED AGENT


It is hereby certified that:

     1. The name of the corporation (hereinafter called the "Corporation") is CoreComm Incorporated.

     2. The registered office of the Corporation within the State of Delaware is hereby changed to 9 East Loockerman Street, City of Dover 19901, County of Kent.

     3. The registered agent of the Corporation within the State of Delaware is hereby changed to National Registered Agents, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

     4. The Corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on November 3, 1997.

                                        /s/ Richard J. Lubasch
                                        -------------------------------------
                                        Richard J. Lubasch
                                        Senior Vice President - General
                                          Counsel and Secretary

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                          ----------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "CORECOMM INCORPORATED", FILED IN THIS OFFICE ON THE THIRTY-FIRST DAY OF JANUARY, A.D. 1997, AT 8:35 O'CLOCK A.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.


                                            /s/ Edward J. Freel
    [SEAL OF SECRETARY'S OFFICE -           ----------------------------------
         STATE OF DELAWARE]                 Edward J. Freel, Secretary of State

2705605  8100                                           AUTHENTICATION: 8310649

971033190                                                        DATE: 01-31-97

                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 08:35 AM 01/31/1997
                                                          971033190 - 2705605



                            CERTIFICATE OF RESTATED
                          CERTIFICATE OF INCORPORATION
                                January 31, 1997

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             CORECOMM INCORPORATED

     The undersigned, Richard J. Lubasch and Sandra Barnett, certify that they are the Senior Vice President-General Counsel and Assistant Secretary, respectively, of CoreComm Incorporated, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), and do hereby certify as follows:

     (1)  The name of the Corporation is CoreComm Incorporated.

     (2) The name under which the Corporation was originally incorporated was "CoreCom Inc.," and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on January 16, 1997.

     (3) This Restated Certificate of Incorporation was duly adopted by stockholder written consent in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

     (4) The text of the Certificate of Incorporation as amended hereby is restated to read in its entirety as follows:

     FIRST: The name of the Corporation is CORECOMM INCORPORATED (hereinafter the "Corporation").

     SECOND: The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Prentice-Hall Corporation System, Inc.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

     FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is 32,500,000, consisting of 30,000,000 shares of common stock, par value $0.01 per share (the "Common Stock"), and 2,500,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock").

     Shares of the Preferred Stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the Board of Directors of the Corporation (the "Board of Directors") prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware.

     FIFTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-laws of the Corporation. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 1997 annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the 1998 annual meeting of stockholders and the term of the initial Class III directors shall terminate on the date of the 1999 annual meeting of stockholders. At each annual meeting of stockholders beginning in 1997, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, howsoever resulting, may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.

     Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to Article FOURTH applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by such terms.

     SIXTH: Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation then entitled to vote generally in the election of directors, considered for purposes of this Article SIXTH as one class.

     SEVENTH: Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of the stockholders at an annual or special meeting duly noticed and called, as provided in the By-laws of the Corporation, and may not be taken by a written consent of the stockholders pursuant to the GCL.

         EIGHTH: Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board of Directors or the President. Special meetings of the stockholders of the Corporation may not be called by any other person or persons.

         NINTH:

         A. In addition to any affirmative vote required by law or this Certificate of Incorporation or the By-laws of the Corporation, and except as otherwise expressly provided in Section B of this Article NINTH, a Business Combination (as hereinafter defined) with, or proposed by or on behalf of, any Interested Stockholder (as hereinafter defined) or any Affiliate or Associate (as hereinafter defined) of any Interested Stockholder or any person who thereafter would be an Affiliate or Associate of such Interested Stockholder shall require the affirmative vote of not less than sixty-six and two-thirds percent (66-2/3%) of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock (as hereinafter defined), voting together as a single class, excluding Voting Stock beneficially owned by any Interested Stockholder or any Affiliate or Associate of such Interested Stockholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

         B. The provisions of Section A of this Article NINTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or any other provision of this Certificate of Incorporation or the By-laws of the Corporation, if all of the conditions specified in either of the following Paragraph 1 or 2 are met:

             1. The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined).

     2.   All of the following conditions shall have been met:

          a. the aggregate amount of the cash and Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest amount determined under clauses (i) and (ii) below:

               (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any share of Common Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of Common Stock acquired by it
     (x) within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the "Announcement Date") or (y) in the transaction in which it became an Interested Stockholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to the Common Stock; and

               (ii) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date"), whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to the Common Stock.

          (b) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Capital Stock (as hereinafter defined), other than Common Stock, shall be at least equal to the highest amount determined under clauses (i), (ii) and (iii) below;

          (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any share of such class or series of Capital Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of such class or series of Capital Stock (x) within the two-year period immediately prior to the Announcement Date or (y) in the transaction in which it became an Interested Stockholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock;

          (ii) the Fair Market Value per share of such class or series of Capital Stock on the Announcement Date or on the Determination Date, whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock; and

          (iii) (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Capital Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation regardless of whether the Business Combination to be consummated constitutes such an event.

The provisions of this Paragraph 2 shall be required to be met with respect to every class or series of outstanding Capital Stock, whether or not the Interested Stockholder has previously acquired beneficial ownership of any shares of a particular class or series of Capital Stock.

     c. The consideration to be received by holders of a particular class or series of outstanding Capital Stock shall be in cash or in the same form as previously has been paid by or on behalf of the Interested Stockholder in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series of Capital Stock. If the consideration so paid for shares of any class or series of Capital Stock varied as to form, the form of consideration for such class or series of Capital Stock shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of Capital Stock previously acquired by the Interested Stockholder.

     d. After the Determination Date and prior to the consummation of such Business Combination: (i) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) payable in accordance with the terms of any outstanding Capital Stock; (ii) there shall have been no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any stock split, stock dividend or subdivision of the Common Stock), except as approved by a majority of the Continuing Directors; (iii) there shall have been an increase in the annual rate of dividends paid on the Common Stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (iv) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Capital Stock except as part of the transaction that results in such Interested Stockholder becoming an Interested Stockholder and except in a transaction that, after giving effect thereto, would not result in any increase in the Interested Stockholder's percentage beneficial ownership of any class or series of Capital Stock.

     e. A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Act") (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). The proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability (or inadvisability) of the Business Combination that the Continuing Directors, or any of them, may choose to make and, if deemed advisable by a majority of the Continuing Directors, an opinion of an investment banking firm selected by a majority of the Continuing Directors as to the fairness (or unfairness) of the terms of the Business Combination from a financial point of view to the holders of the outstanding shares of Capital Stock other than the Interested Stockholder and its Affiliates or Associates, such investment banking firm to be paid a reasonable fee for its services by the Corporation.

          f. Such Interested Stockholder shall not have made any major change in the Corporation's business or equity capital structure without the approval of a majority of the Continuing Directors.

     C.   The following definitions shall apply with respect to this Article
NINTH:

          1.   The term "Business Combination" shall mean:

          a. any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Stockholder or (ii) any other company (whether or not itself an Interested Stockholder) which is or after such merger or consolidation would be an Affiliate or Associate of an Interested Stockholder; or

          b. any sale, lease, exchange, mortgage, pledge, transfer or other disposition or security arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation or other arrangement (in one transaction or a series of transactions) with or for the benefit of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder involving any assets, securities or commitments of the Corporation, any Subsidiary or any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder (except for any arrangement, whether as employee, consultant or otherwise, other than as a director, pursuant to which any Interested Stockholder or any Affiliate or Associate thereof shall, directly or indirectly, have any control over or responsibility for the management of any aspect of the business or affairs of the Corporation, with respect to which arrangements the value tests set forth below shall not apply), together with all other such arrangements (including all contemplated future events), has an aggregate Fair Market Value and/or involves aggregate commitments of $5,000,000 or more or constitutes more than 5 percent of the book value of the total assets (in the case of transactions involving assets or commitments other than capital stock) or 5 percent of the stockholders' equity (in the case of transactions in capital stock) of the entity in question (the "Substantial Part"), as reflected in the most recent fiscal year-end consolidated balance sheet of such entity existing at the time the stockholders of the Corporation would be required to approve or authorize the Business Combination involving the assets, securities and/or commitments constituting any Substantial Part; or

          c. the adoption or any plan or proposal for the liquidation or dissolution of the Corporation or for any amendment to the Corporation's By-laws; or

          d. any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or Series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

          e. any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses (a) to (d).

          2. The term "Capital Stock" shall mean all capital stock of the Corporation authorized to be issued from time to time under Article FOURTH of this

Certificate of Incorporation, and the term "Voting Stock" shall mean all Capital Stock which by its terms may be voted on all matters submitted to stockholders of the Corporation generally.

     3. The term "person" shall mean any individual, firm, company or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

     4. The term "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity who (a) is or has announced or publicly disclosed a plan or intention to become the beneficial owner of Voting Stock representing ten percent (10%) or more of the vote entitled to be cast by the holders of all then outstanding shares of Voting Stock; or (b) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of Voting Stock representing ten percent (10%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock.

     5. A person shall be a "beneficial owner" of any Voting Stock: (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (b) which such person or any of its Affiliates or Associates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or (c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock. For the purposes of determining whether a person is an Interested Stockholder pursuant to Paragraph 4 of this Section C, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this Paragraph 5 of Section C, but shall not include any other shares of Capital Stock that may be issuable pursuant to an agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

     6. The term "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Act, as in effect on November 8, 1990 (the term "registrant" in said Rule 12b-2 meaning in this case the Corporation).

     7. "Subsidiary" means any company of which a majority of any class of equity security is beneficially owned by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in Paragraph 4 of this Section C, the term "Subsidiary" shall mean only a company of which a majority of each class of equity security is beneficially owned by the Corporation.

     8. The term "Continuing Director" means any member of the Board of Directors of the Corporation, while such person is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director while such successor is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Stockholder and is recommended or elected to succeed the Continuing Director by a majority of Continuing Directors.

     9. The term "Fair Market Value" means: (a) in the case of cash, the amount of such cash; (b) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Act on which such stock is listed or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System, in the pink sheets of the National Quotation Bureau or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (c) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

          10. In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in Paragraphs 2.a. and 2.b. of Section B of this Article NINTH shall include the shares of Common Stock and/or the shares of any other class or series of Capital Stock retained by the holders of such shares.

     D. A majority of the Continuing Directors shall have the power and duty to determine for the purpose of this Article NINTH, on the basis of information known to them after reasonable inquiry, all questions arising under this Article NINTH, including, without limitation, (a) whether a person is an Interested Stockholder, (b) the number of shares of Capital Stock or other securities beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, (d) whether a Proposed Action (as hereinafter defined) is with, or proposed by, or on behalf of an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder, (e) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $5,000,000 or more and (f) whether the assets or securities that are the subject of any Business Combination constitute a Substantial Part. Any such determination made in good faith shall be binding and conclusive on all parties. The good faith determination of a majority of the Continuing Directors on such matters shall be conclusive and binding for all purposes of this Article NINTH.

     E. Nothing contained in this Article NINTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

     F.  The fact that any Business Combination complies with the provisions of
Section 5 of this Article NINTH shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

     G. For the purposes of this Article NINTH, a Business Combination or any proposal to amend, repeal or adopt any provision of this Certificate of Incorporation inconsistent with this Article NINTH (collectively, "Proposed Action") is presumed to have been proposed by, or on behalf of, an Interested Stockholder or a person who thereafter would become such if (1) after the Interested Stockholder became such, the Proposed Action is proposed following the election of any director of the Corporation who with respect to such Interested Stockholder, would not qualify to serve as a Continuing Director or
(2) such Interested Stockholder, Affiliate, Associate or person votes for or consents to the adoption of any such Proposed Action, unless as to such Interested Stockholder, Affiliate, Associate or person a majority of the Continuing Directors makes a good faith determination that such Proposed Action is not proposed by or on behalf of such Interested Stockholder, Affiliate, Associate or person, based on information known to them after reasonable inquiry.

     H. Notwithstanding any other provisions of this Certificate of Incorporation or the By-laws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate of Incorporation or the By-laws of the Corporation), any proposal to amend, repeal or adopt any provision of this Certificate of Incorporation inconsistent with this Article NINTH which is proposed by or on behalf of an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder shall require the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66-2/3%) of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock, voting together as a single class, excluding Voting Stock beneficially owned by such Interested Stockholder; provided, however, that this Section H shall not apply to, and such sixty-six and two-thirds percent (66-2/3%) vote shall not be required for, any amendment, repeal or adoption unanimously recommended by the Board of Directors if all of such directors are persons who would be eligible to serve as Continuing Directors within the meaning of Section C, Paragraph 8 of this Article NINTH.

     TENTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law
(i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article TENTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     ELEVENTH: In furtherance and not in limitation of the powers conferred by statue, the Board of Directors is expressly authorized to adopt, repeal, alter, amend or rescind the By-laws of the Corporation. In addition, the By-laws of the Corporation may be adopted, repealed, altered, amended, or rescinded by the affirmative vote of sixty-six and two-thirds percent (66-2/3%) of the outstanding stock of the Corporation entitled to vote thereon.

          TWELFTH: Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with Articles FIFTH, SEVENTH, EIGHTH, NINTH, TENTH and ELEVENTH of this Certificate of Incorporation.

          THIRTEENTH: The Corporation reserves the right to repeal, alter, amend, or rescind any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

          IN WITNESS WHEREOF, CoreComm Incorporated has caused its corporate seal to be hereunto affixed and this Restated Certificate of Incorporation to be signed by Richard J. Lubasch, its Senior Vice President-General Counsel and attested by Sandra Barnett, its Assistant Secretary, this 31st day of January, 1997.

                                   CORECOMM INCORPORATED


                                   By:  /s/ Richard J. Lubasch
                                        --------------------------------
                                        Richard J. Lubasch
                                        Senior Vice President-
                                        General Counsel


[SEAL]

ATTEST:


/s/ Sandra Barnett
-------------------------
    Sandra Barnett
    Assistant Secretary